Exhibit 99.1

Proton Energy Systems, Inc.

10 Technology Drive

Wallingford, CT 06492

(NASDAQ: PRTN)

Contact:

At the Company:	At The Financial Relations Board:
Investor Relations	Marilynn Meek: General Info (212) 445-8451
(203) 678-2355	Nicole Engel: Analysts (212) 445-8452

PROTON ENERGY SYSTEMS, INC.

ANNOUNCES THIRD QUARTER RESULTS

Wallingford, CT, November 11, 2003—Proton Energy Systems, Inc. (Nasdaq: PRTN), a leader in on-site hydrogen generator products and regenerative fuel cell technology, announced today results for the third quarter ended September 30, 2003.

Third Quarter Highlights:

•	Delivered 20 laboratory hydrogen generators. Revenue recognition is being deferred until warranty expiration.
•	Completed the field retrofit of earlier HOGEN® 40 series hydrogen generators, and delivered an additional two units to new customers. Revenue recognition is being deferred until warranty expiration.
•	Announced the promotion of Dr. Larry M. Sweet to President.
•	Announced progress with new power quality technology, which creates and stores chemical energy to provide grid reinforcement if electricity is interrupted.
•	Announced that its wholly owned subsidiary, Distributed Energy Systems Corp., has filed a registration statement on Form S-4, including a preliminary joint proxy statement/prospectus relating to the acquisition on Northern Power Systems, Inc.

Subsequent Events:

•	Achieved new benchmarks in quality and reliability for its cell stack components. The cell stacks have now accumulated two million hours of operation in commercial service, with 400,000 hours between unscheduled shutdowns in 2003. Process quality and consistency in Membrane Electrode Assemblies (MEA’s) used in the cell stack reached very high levels, with 97.7 percent being defect free.
•	Successfully completed its first external audit by TUV/Rhineland of its Quality Management System under the rigorous ISO 9001:2000 standard.
•	Announced the recognition of Proton’s breakthrough sustainable energy technology as part of the environmental platform of California Governor Elect Arnold Schwarzenegger.
•	Announced a contract award for a renewable hydrogen project from the University of Nevada Las Vegas Research Foundation.
•	Strengthened Proton’s intellectual property position by bringing the total U.S. and foreign patent filings to 109. Proton now holds 14 issued U.S. patents and two issued European patents.

Proton’s President, Dr. Larry M. Sweet commented, “Throughout 2003, we have made product quality and product reliability our central focus. They are the two most important factors influencing industrial customer acceptance of our on-site hydrogen generator products. The results of these efforts are clearly paying off. At this point, our backlog and quotation rates are sufficient for Proton to re-establish the sales momentum we had in October 2002, prior to interruption of sales for the field retrofit program.”

Financial Results:

Revenues for the third quarter ended September 30, 2003 were $593,000 compared to revenues of $1,589,000 for the same period last year. The decrease in revenues is primarily related to the first phase of Proton’s NRL contract that was substantially completed in 2002. Proton is deferring product revenue until it has compiled sufficient warranty history on units in the field. Accordingly, product revenue from shipments of HOGEN 40 series hydrogen generators and laboratory generators during the third quarter is deferred until the expiration of the product warranty period.

Net loss attributable to common shareholders for the third quarter of 2003 is $4,294,000 or $0.13 per share compared to $4,286,000 or $0.13 per share for the comparable 2002 period. The change in net loss is primarily due to decreases in our net cost of sales offset by a decrease in interest income resulting from decreased cash and marketable securities balances.

Conference Call:

Proton Energy Systems will conduct a conference call tomorrow, Wednesday, November 12, 2003 at 11:00 a.m. ET to discuss third quarter 2003 and other matters of interest to investors and analysts. Individuals wishing to participate in the conference call should dial (800) 218-9073. For interested individuals unable to join the call, a replay will be available through November 19, 2003 by dialing (800) 405-2236, pass code 558374. The call will also be broadcast live over the Internet and can be accessed by all interested parties at www.vcall.com or through the investors’ section of the Proton Energy Systems website at  http://www.protonenergy.com.

Proton Energy Systems, Inc. ( http://www.protonenergy.com ) designs, develops and manufactures Proton Exchange Membrane, or PEM, electrochemical products that it employs in hydrogen generating devices and in regenerative fuel cell systems that function as power generating and energy storage devices. Proton’s HOGEN® and FuelGen™ hydrogen generators produce hydrogen from electricity and water in a clean and efficient process using its proprietary PEM technology.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Proton’s goals, guidance, revenue projections and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information. Proton’s actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Proton disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Proton’s forward-looking statements include, but are not limited to, our failure to complete development of our products, failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, failure to complete the Northern merger or realize the anticipated benefits of the merger, and other factors detailed in our Form 10-Q for quarter ended June 30, 2003 and other filings made from time to time with the SEC.

Proton Energy Systems, Inc.

Financial Results

(unaudited)

	Quarter Ended September 30,
	2003	2002
Income Statement Data:
Net revenues	$593,000	$1,589,000
Net costs of sales	804,000	2,859,000
Research and development	2,230,000	2,269,000
General and administrative	2,343,000	2,173,000

Loss from operations	(4,784,000)	(5,712,000)
Interest income, net	483,000	1,426,000
Gain on sale of marketable securities	7,000	—

Net loss attributable to common shareholders	($4,294,000)	($4,286,000)

Loss per share, basic and diluted	($0.13)	($0.13)

Weighted average shares outstanding	33,938,512	33,378,631

	Nine months Ended September 30,
	2003	2002
Income Statement Data:
Net revenues	$1,218,000	$3,844,000
Net costs of sales	2,248,000	5,415,000
Research and development	5,700,000	6,841,000
General and administrative	7,415,000	5,949,000

Loss from operations	(14,145,000)	(14,361,000)
Interest income, net	1,975,000	4,707,000
Gain on sale of marketable securities	11,000	24,000

Net loss attributable to common shareholders	($12,159,000)	($9,630,000)

Loss per share, basic and diluted	($0.36)	($0.29)

Weighted average shares outstanding	33,677,838	33,323,623

	September 30,	December 31,
	2003	2002
Balance Sheet Data:
Cash and marketable securities	$98,358,000	$150,359,000
Total assets	128,767,000	176,305,000
Total current liabilities	6,752,000	7,578,000
Total long-term liabilities	6,178,000	6,440,000
Total stockholders’ equity	115,837,000	162,287,000
Total liabilities and stockholders’ equity	128,767,000	176,305,000

PROTON®, HOGEN®, UNIGEN®, FUELGEN™, HIPRESS™ and TRANSFORMING ENERGY™ are trademarks or registered trademarks of Proton Energy Systems, Inc.

SOURCE: Proton Energy Systems, Inc.